Exhibit 99.1

FOR IMMEDIATE RELEASE

February 26, 2025

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2024 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

AND 2025 OPERATING RESULTS FORECAST

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended December 31, 2024 and 2023:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $332.4 million, or $4.96 per diluted share, during the fourth quarter of 2024, as compared to $216.4 million, or $3.16 per diluted share, during the fourth quarter of 2023. Net revenues increased by 11.1% to $4.114 billion during the fourth quarter of 2024, as compared to $3.704 billion during the fourth quarter of 2023.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the fourth quarter of 2024 was $329.9 million, or $4.92 per diluted share, as compared to $214.9 million, or $3.13 per diluted share, during the fourth quarter of 2023.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2024 were: (i) an unrealized after-tax gain of $2.1 million, or $.03 per diluted share ($2.7 million pre-tax), resulting from an increase in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $407,000, or $.01 per diluted share, resulting from the net tax benefit recorded pursuant to “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting.

Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2023, were net incremental reimbursements (net of related provider taxes) of approximately $17.8 million, or $.20 per diluted share, recorded in connection with the Mississippi Hospital Access Program covering the period of July 1, 2023, through December 31, 2023. In addition, as reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2023, was an unrealized after-tax gain of $1.5 million, or $.03 per diluted share ($1.9 million pre-tax), resulting from an increase in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $620.2 million during the fourth quarter of 2024, as compared to $476.9 million during the fourth quarter of 2023. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $614.6 million during the fourth quarter of 2024, as compared to $473.4 million during the fourth quarter of 2023.

Consolidated Results of Operations, As Reported and As Adjusted – Twelve-month periods ended December 31, 2024 and 2023:

Reported net income attributable to UHS was $1.142 billion, or $16.82 per diluted share, during the full year 2024, as compared to $717.8 million, or $10.23 per diluted share, during 2023. Net revenues increased by 10.8% to $15.828 billion during the full year of 2024, as compared to $14.282 billion during 2023.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the twelve-month period ended December 31, 2024, was $1.128 billion, or $16.61 per diluted share, as compared to $739.4 million, or $10.54 per diluted share, during the twelve-month period ended December 31, 2023.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2024 were: (i) an unrealized after-tax loss of $2.0 million, or $.03 per diluted share ($2.6 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $15.9 million, or $.24 per diluted share, resulting from the above-mentioned net tax benefit recorded in connection with ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during 2023 was an unrealized after-tax loss of $21.6 million, or $.31 per diluted share ($28.2 million pre-tax) resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $2.248 billion during the full year of 2024, as compared to $1.714 billion during the full year of 2023. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $2.246 billion during the full year of 2024, as compared to $1.742 billion during the full year of 2023.

Acute Care Services – Three and twelve-month periods ended December 31, 2024 and 2023:

During the fourth quarter of 2024, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 2.2% while adjusted patient days increased by 0.1%, as compared to the fourth quarter of 2023. At these facilities, during the fourth quarter of 2024, net revenue per adjusted admission increased by 5.3% while net revenue per adjusted patient day increased by 7.5%, as compared to the fourth quarter of 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 8.7% during the fourth quarter of 2024, as compared to the fourth quarter of 2023.

During the twelve-month period ended December 31, 2024, at our acute care hospitals on a same facility basis, adjusted admissions increased by 2.9% while adjusted patient days increased by 1.8%, as compared to the year ended December 31, 2023. At these facilities, during the full year of 2024, net revenue per adjusted admission increased by 5.1% while net revenue per adjusted patient day increased by 6.3%, as compared to 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 8.5% during the full year of 2024, as compared to 2023.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2024 and 2023:

During the fourth quarter of 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 2.0% while adjusted patient days increased by 1.6%, as compared to the fourth quarter of 2023. At these facilities, during the fourth quarter of 2024, net revenue per adjusted admission increased by 8.7% and net revenue per adjusted patient day increased by 9.1%, as compared to the fourth quarter of 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 11.1% during the fourth quarter of 2024, as compared to the fourth quarter of 2023.

During the twelve-month period ended December 31, 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.7% while adjusted patient days increased by 1.7%, as compared to the comparable period of 2023. At these facilities, during the full year of 2024, net revenue per adjusted admission increased by 9.8% and net revenue per adjusted patient day increased by 8.8%, as compared to 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 10.7% during 2024, as compared to 2023.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the twelve-month period ended December 31, 2024, our net cash provided by operating activities was $2.067 billion as compared to $1.268 billion during the full year of 2023. The $799 million net increase in our net cash provided by operating activities consisted of: (i) a favorable change of $472 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense, gains on sales of assets and businesses and costs related to the extinguishment of debt; (ii) a favorable change of $250 million in accounts receivable due, in part, to a decrease in our days sales outstanding to 50 days at December 31, 2024, as compared to 57 days at December 31, 2023; (iii) a favorable change of $94 million in other working capital accounts due primarily to the timing of disbursements for certain accrued liabilities; (iv) an unfavorable change of $61 million in other assets and deferred charges; (v) a favorable change of $56 million in accrued and deferred income taxes, and; (vi) $12 million of other combined net unfavorable changes.

Liquidity:

As of December 31, 2024, we had $1.17 billion of aggregate available borrowing capacity pursuant to our $1.3 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

Pursuant to this program, during the fourth quarter of 2024, we have repurchased approximately 1.25 million shares at an aggregate cost of approximately $249.6 million (average price of approximately $199 per share). During the full year of 2024, we have repurchased approximately 2.98 million shares at an aggregate cost of approximately $598.5 million (average price of approximately $201 per share).

As of December 31, 2024, we had an aggregate available repurchase authorization of approximately $824.4 million pursuant to our stock repurchase program.

2025 Operating Results Forecast:

Reflected below is our 2025 forecasted range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), net income attributable to UHS per diluted share (“EPS-diluted”) and capital expenditures.

Our 2025 forecasted range of net income attributable to UHS, and EPS-diluted, exclude certain items as described below because we do not believe we can forecast those items with sufficient accuracy. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures - 2025 Operating Results Forecast schedule as included herein for additional information and a reconciliation of our 2025 forecasted range of net income attributable to UHS to our 2025 forecasted range of Adjusted EBITDA net of NCI.

For the Year Ended

December 31, 2025

	Low	High
Net revenues	$17.020 billion	$17.364 billion
Adjusted EBITDA net of NCI	$2.357 billion	$2.484 billion
EPS-diluted	$18.45 per share	$19.95 per share
Capital expenditures	$850 million	$1.000 billion

Our 2025 operating results forecast contains a number of assumptions including, but not limited to, the following:

•
The 2025 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m), and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.
•
Our net revenues are estimated to be approximately $17.020 billion to $17.364 billion representing an increase of 7.5% to 9.7% over our 2024 net revenues of $15.828 billion.
•
Our Adjusted EBITDA net of NCI is estimated to be approximately $2.357 billion to $2.484 billion representing an increase of 4.9% to 10.6% over our 2024 Adjusted EBITDA net of NCI of $2.246 billion.
•
Our EPS-diluted range is estimated to be $18.45 per diluted share to $19.95 per diluted share, representing an increase of 11.1% to 20.1% over our adjusted net income attributable to UHS of $16.61 per diluted share for the year ended December 31, 2024, as calculated on the attached Supplemental Schedule.

Conference call information:

We will hold a conference call for investors and analysts at 10:00 a.m. eastern time on February 27, 2025. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2024 were $15.828 billion. UHS ranked #299 on the Fortune 500; and #399 on Forbes’ list of America’s Largest Public Companies. In 2025, UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 99,000 employees and, through its subsidiaries, operates 28 inpatient acute care hospitals, 331 inpatient behavioral health facilities, 60 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2024), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs, the adoption of certain proposed reductions of federal funding for Medicaid, or reductions in other reimbursements, could cause our actual results of operations for the year ended December 31, 2025 to differ materially from our 2025 operating results forecast.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms;
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, as previously disclosed on Form 8-K on September 30, 2024, Form 10-Q for the quarterly period ended September 30, 2024 and Form 10-K for the year ended December 31, 2024; and the matter related to the Pavilion Behavioral Health System, located in Champaign, Illinois, as previously disclosed on Forms 8-K on April 1, 2024, September 30, 2024 and October 11, 2024, Forms 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and Form 10-K for the year ended December 31, 2024. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m), and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2024. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2024	2023	2024	2023
Net revenues	$4,113,722	3,703,546	$15,827,935	14,281,976

Operating charges:
Salaries, wages and benefits	1,907,383	1,799,008	7,518,687	7,107,484
Other operating expenses	1,142,901	998,732	4,308,384	3,757,216
Supplies expense	405,900	393,878	1,587,786	1,532,828
Depreciation and amortization	146,781	145,481	584,831	568,041
Lease and rental expense	38,268	35,251	146,433	141,026
	3,641,233	3,372,350	14,146,121	13,106,595

Income from operations	472,489	331,196	1,681,814	1,175,381
Interest expense, net	39,724	53,589	186,109	206,674
Other (income) expense, net	(5,546)	(3,516)	(2,231)	28,281
Income before income taxes	438,311	281,123	1,497,936	940,426
Provision for income taxes	101,264	61,501	334,827	221,119
Net income	337,047	219,622	1,163,109	719,307
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	4,650	3,244	21,012	1,512
Net income attributable to UHS	$332,397	$216,378	$1,142,097	$717,795

Basic earnings per share attributable to UHS (a)	$5.07	$3.19	$17.16	$10.35

Diluted earnings per share attributable to UHS (a)	$4.96	$3.16	$16.82	$10.23

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2024	2023	2024	2023
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$332,397	$216,378	$1,142,097	$717,795
Less: Net income attributable to unvested restricted share grants	0	(66)	(50)	(308)
Net income attributable to UHS - basic and diluted	$332,397	$216,312	$1,142,047	$717,487

Weighted average number of common shares - basic	65,597	67,809	66,554	69,321

Basic earnings per share attributable to UHS:	$5.07	$3.19	$17.16	$10.35

Weighted average number of common shares	65,597	67,809	66,554	69,321
Add: Other share equivalents	1,477	741	1,342	804
Weighted average number of common shares and equiv. - diluted	67,074	68,550	67,896	70,125

Diluted earnings per share attributable to UHS:	$4.96	$3.16	$16.82	$10.23

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2024	revenues	December 31, 2023	revenues
Net income attributable to UHS	$332,397		$216,378
Depreciation and amortization	146,781		145,481
Interest expense, net	39,724		53,589
Provision for income taxes	101,264		61,501
EBITDA net of NCI	$620,166	15.1%	$476,949	12.9%
Other (income) expense, net	(5,546)		(3,516)
Adjusted EBITDA net of NCI	$614,620	14.9%	$473,433	12.8%

Net revenues	$4,113,722		$3,703,546

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2024		December 31, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$332,397	$4.96	$216,378	$3.16
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	(2,053)	(0.03)	(1,470)	(0.03)
Impact of ASU 2016-09, net	(407)	(0.01)	-	-
Subtotal adjustments	(2,460)	(0.04)	(1,470)	(0.03)
Adjusted net income attributable to UHS	$329,937	$4.92	$214,908	$3.13

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2024	revenues	December 31, 2023	revenues
Net income attributable to UHS	$1,142,097		$717,795
Depreciation and amortization	584,831		568,041
Interest expense, net	186,109		206,674
Provision for income taxes	334,827		221,119
EBITDA net of NCI	$2,247,864	14.2%	$1,713,629	12.0%
Other (income) expense, net	(2,231)		28,281
Adjusted EBITDA net of NCI	$2,245,633	14.2%	$1,741,910	12.2%

Net revenues	$15,827,935		$14,281,976

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2024		December 31, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$1,142,097	$16.82	$717,795	$10.23
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	$1,985	0.03	21,570	0.31
Impact of ASU 2016-09, net	(15,947)	(0.24)	-	-
Subtotal adjustments	(13,962)	(0.21)	21,570	0.31
Adjusted net income attributable to UHS	$1,128,135	$16.61	$739,365	$10.54

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$125,983	$119,439
Accounts receivable, net	2,177,751	2,238,265
Supplies	220,940	216,988
Other current assets	291,614	236,658
Total current assets	2,816,288	2,811,350

Property and equipment	12,643,283	11,777,047
Less: accumulated depreciation	(6,071,058)	(5,652,518)
	6,572,225	6,124,529
Other assets:
Goodwill	3,932,879	3,932,407
Deferred income taxes	118,449	85,626
Right of use assets-operating leases	418,719	433,962
Deferred charges	9,404	6,974
Other	601,785	572,754
Total Assets	$14,469,749	$13,967,602

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$40,059	$126,686
Accounts payable and other liabilities	2,081,479	1,813,015
Operating lease liabilities	74,649	71,600
Federal and state taxes	14,219	2,046
Total current liabilities	2,210,406	2,013,347

Other noncurrent liabilities	655,806	584,007
Operating lease liabilities noncurrent	376,239	382,559
Long-term debt	4,464,482	4,785,783

Redeemable noncontrolling interest	13,293	5,191

UHS common stockholders' equity	6,666,207	6,149,001
Noncontrolling interest	83,316	47,714
Total equity	6,749,523	6,196,715

Total Liabilities and Stockholders' Equity	$14,469,749	$13,967,602

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$1,163,109	$719,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	584,831	568,041
Gains on sales of assets and businesses	(9,920)	(6,250)
Stock-based compensation expense	99,349	87,720
Costs related to extinguishment of debt	3,158	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	67,355	(182,444)
Accrued interest	12,814	1,193
Accrued and deferred income taxes	12,651	(43,450)
Other working capital accounts	61,897	(32,321)
Deferred grant revenue	0	2,978
Other assets and deferred charges	(12,163)	48,517
Other	21,811	39,133
Accrued insurance expense, net of commercial premiums paid	254,394	183,462
Payments made in settlement of self-insurance claims	(192,185)	(118,089)
Net cash provided by operating activities	2,067,101	1,267,797
Cash Flows from Investing Activities:
Property and equipment additions	(943,810)	(743,055)
Acquisition of businesses and property	(18,998)	(3,728)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	12,860	(40,695)
Proceeds received from sales of assets and businesses	38,563	24,187
Decrease in capital reserves of commercial insurance subsidiary	276	16
Net cash used in investing activities	(911,109)	(763,275)
Cash Flows from Financing Activities:
Repayments of long-term debt	(2,640,001)	(85,480)
Additional borrowings	2,210,248	185,100
Financing costs	(12,566)	(308)
Repurchase of common shares	(670,754)	(547,363)
Dividends paid	(53,346)	(55,480)
Issuance of common stock	15,070	13,654
Profit distributions to noncontrolling interests	(6,508)	(6,830)
Sale of ownership interests to minority members	12,980	2,762
Net cash used in financing activities	(1,144,877)	(493,945)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(833)	3,056
Increase in cash, cash equivalents and restricted cash	10,282	13,633
Cash, cash equivalents and restricted cash, beginning of period	214,470	200,837
Cash, cash equivalents and restricted cash, end of period	$224,752	$214,470
Supplemental Disclosures of Cash Flow Information:
Interest paid	$168,274	$200,446
Income taxes paid, net of refunds	$325,430	$257,896
Noncash purchases of property and equipment	$118,109	$66,899

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Year ended
			12/31/2024	12/31/2024
Acute Care Services
Revenues			8.7%	8.5%
Adjusted Admissions			2.2%	2.9%
Adjusted Patient Days			0.1%	1.8%
Revenue Per Adjusted Admission			5.3%	5.1%
Revenue Per Adjusted Patient Day			7.5%	6.3%

Behavioral Health Care Services
Revenues			11.1%	10.7%
Adjusted Admissions			2.0%	0.7%
Adjusted Patient Days			1.6%	1.7%
Revenue Per Adjusted Admission			8.7%	9.8%
Revenue Per Adjusted Patient Day			9.1%	8.8%

UHS Consolidated	Fourth quarter ended		Year ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Revenues	$4,113,722	$3,703,546	$15,827,935	$14,281,976
EBITDA net of NCI	$620,166	$476,949	$2,247,864	$1,713,629
EBITDA Margin net of NCI	15.1%	12.9%	14.2%	12.0%
Adjusted EBITDA net of NCI	$614,620	$473,433	$2,245,633	$1,741,910
Adjusted EBITDA Margin net of NCI	14.9%	12.8%	14.2%	12.2%

Cash Flow From Operations	$658,437	$452,431	$2,067,101	$1,267,797
Capital Expenditures	$245,945	$206,390	$943,810	$743,055
Days Sales Outstanding			50	57

Debt			$4,504,541	$4,912,469
UHS' Shareholders Equity			$6,666,207	$6,149,001
Debt / Total Capitalization			40.3%	44.4%
Debt / EBITDA net of NCI (1)			2.00	2.87
Debt / Adjusted EBITDA net of NCI (1)			2.01	2.82
Debt / Cash From Operations (1)			2.18	3.87

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Twelve Months ended

December 31, 2024 and 2023

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,210,767	100.0%	$2,034,152	100.0%	$8,565,845	100.0%	$7,892,167	100.0%
Operating charges:
Salaries, wages and benefits	893,101	40.4%	870,680	42.8%	3,502,645	40.9%	3,387,843	42.9%
Other operating expenses	623,513	28.2%	559,985	27.5%	2,378,512	27.8%	2,164,069	27.4%
Supplies expense	347,034	15.7%	338,815	16.7%	1,358,636	15.9%	1,315,527	16.7%
Depreciation and amortization	86,845	3.9%	93,421	4.6%	364,907	4.3%	367,067	4.7%
Lease and rental expense	26,422	1.2%	23,970	1.2%	98,730	1.2%	96,429	1.2%
Subtotal-operating expenses	1,976,915	89.4%	1,886,871	92.8%	7,703,430	89.9%	7,330,935	92.9%
Income from operations	233,852	10.6%	147,281	7.2%	862,415	10.1%	561,232	7.1%
Interest expense, net	2,976	0.1%	(643)	(0.0)%	6,339	0.1%	(2,501)	(0.0)%
Other (income) expense, net	(775)	(0.0)%	1,277	0.1%	(2,123)	(0.0)%	7,000	0.1%
Income before income taxes	$231,651	10.5%	$146,647	7.2%	$858,199	10.0%	$556,733	7.1%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,318,320	100.0%	$2,087,503	100.0%	$8,922,327	100.0%	$8,081,402	100.0%
Operating charges:
Salaries, wages and benefits	899,241	38.8%	871,182	41.7%	3,511,359	39.4%	3,406,060	42.1%
Other operating expenses	734,189	31.7%	615,810	29.5%	2,743,420	30.7%	2,347,560	29.0%
Supplies expense	348,551	15.0%	338,732	16.2%	1,360,011	15.2%	1,317,917	16.3%
Depreciation and amortization	89,048	3.8%	93,479	4.5%	368,096	4.1%	367,644	4.5%
Lease and rental expense	26,422	1.1%	23,960	1.1%	99,060	1.1%	96,589	1.2%
Subtotal-operating expenses	2,097,451	90.5%	1,943,163	93.1%	8,081,946	90.6%	7,535,770	93.2%
Income from operations	220,869	9.5%	144,340	6.9%	840,381	9.4%	545,632	6.8%
Interest expense, net	2,976	0.1%	(643)	(0.0)%	6,339	0.1%	(2,501)	(0.0)%
Other (income) expense, net	(951)	(0.0)%	867	0.0%	(1,305)	(0.0)%	7,788	0.1%
Income before income taxes	$218,844	9.4%	$144,116	6.9%	$835,347	9.4%	$540,345	6.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Twelve Months ended

December 31, 2024 and 2023

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,727,857	100.0%	$1,555,700	100.0%	$6,700,469	100.0%	$6,050,491	100.0%
Operating charges:
Salaries, wages and benefits	911,047	52.7%	851,507	54.7%	3,590,985	53.6%	3,346,357	55.3%
Other operating expenses	328,339	19.0%	299,035	19.2%	1,262,446	18.8%	1,168,806	19.3%
Supplies expense	58,201	3.4%	55,509	3.6%	229,795	3.4%	216,880	3.6%
Depreciation and amortization	55,050	3.2%	48,879	3.1%	204,144	3.0%	188,237	3.1%
Lease and rental expense	11,560	0.7%	11,135	0.7%	46,468	0.7%	43,819	0.7%
Subtotal-operating expenses	1,364,197	79.0%	1,266,065	81.4%	5,333,838	79.6%	4,964,099	82.0%
Income from operations	363,660	21.0%	289,635	18.6%	1,366,631	20.4%	1,086,392	18.0%
Interest expense, net	951	0.1%	1,102	0.1%	4,027	0.1%	4,557	0.1%
Other (income) expense, net	(1,139)	(0.1)%	(1,132)	(0.1)%	(3,480)	(0.1)%	(3,426)	(0.1)%
Income before income taxes	$363,848	21.1%	$289,665	18.6%	$1,366,084	20.4%	$1,085,261	17.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,792,761	100.0%	$1,615,543	100.0%	$6,895,051	100.0%	$6,190,921	100.0%
Operating charges:
Salaries, wages and benefits	913,005	50.9%	854,670	52.9%	3,603,123	52.3%	3,353,008	54.2%
Other operating expenses	393,496	21.9%	353,353	21.9%	1,447,503	21.0%	1,303,311	21.1%
Supplies expense	58,243	3.2%	55,713	3.4%	230,274	3.3%	217,310	3.5%
Depreciation and amortization	55,413	3.1%	49,180	3.0%	206,362	3.0%	189,297	3.1%
Lease and rental expense	11,751	0.7%	11,194	0.7%	46,986	0.7%	44,028	0.7%
Subtotal-operating expenses	1,431,908	79.9%	1,324,110	82.0%	5,534,248	80.3%	5,106,954	82.5%
Income from operations	360,853	20.1%	291,433	18.0%	1,360,803	19.7%	1,083,967	17.5%
Interest expense, net	951	0.1%	1,102	0.1%	4,027	0.1%	4,558	0.1%
Other (income) expense, net	(1,139)	(0.1)%	(1,132)	(0.1)%	(3,547)	(0.1)%	(4,271)	(0.1)%
Income before income taxes	$361,041	20.1%	$291,463	18.0%	$1,360,323	19.7%	$1,083,680	17.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
December 31, 2024 and 2023
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/24	12/31/23	% change	12/31/24	12/31/23	% change

Hospitals owned and leased	28	27	3.7%	331	333	-0.6%
Average licensed beds	6,707	6,674	0.5%	24,220	24,285	-0.3%
Average available beds	6,535	6,502	0.5%	24,120	24,185	-0.3%
Patient days	402,288	403,117	-0.2%	1,588,205	1,575,040	0.8%
Average daily census	4,372.7	4,381.7	-0.2%	17,263.1	17,120.0	0.8%
Occupancy-licensed beds	65.2%	65.7%	-0.7%	71.3%	70.5%	1.1%
Occupancy-available beds	66.9%	67.4%	-0.7%	71.6%	70.8%	1.1%
Admissions	84,245	82,918	1.6%	115,435	113,604	1.6%
Length of stay	4.8	4.9	-1.8%	13.8	13.9	-0.8%

Inpatient revenue	$12,488,383	$11,408,639	9.5%	$2,754,078	$2,647,158	4.0%
Outpatient revenue	8,645,327	7,566,625	14.3%	285,076	275,128	3.6%
Total patient revenue	21,133,710	18,975,264	11.4%	3,039,154	2,922,286	4.0%
Other revenue	251,226	234,117	7.3%	83,795	83,153	0.8%
Gross revenue	21,384,936	19,209,381	11.3%	3,122,949	3,005,439	3.9%
Total deductions	19,066,616	17,121,878	11.4%	1,330,188	1,389,896	-4.3%
Net revenue	$2,318,320	$2,087,503	11.1%	$1,792,761	$1,615,543	11.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/24	12/31/23	% change	12/31/24	12/31/23	% change

Hospitals owned and leased	27	27	0.0%	330	330	0.0%
Average licensed beds	6,657	6,674	-0.3%	24,094	23,821	1.1%
Average available beds	6,485	6,502	-0.3%	23,994	23,721	1.2%
Patient days	401,166	403,107	-0.5%	1,578,242	1,550,485	1.8%
Average daily census	4,360.5	4,381.6	-0.5%	17,154.8	16,853.1	1.8%
Occupancy-licensed beds	65.5%	65.7%	-0.2%	71.2%	70.7%	0.6%
Occupancy-available beds	67.2%	67.4%	-0.2%	71.5%	71.0%	0.6%
Admissions	83,943	82,918	1.2%	114,684	112,232	2.2%
Length of stay	4.8	4.9	-1.7%	13.8	13.8	-0.4%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Twelve Months Ended
December 31, 2024 and 2023

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/24	12/31/23	% change	12/31/24	12/31/23	% change

Hospitals owned and leased	28	27	3.7%	331	333	-0.6%
Average licensed beds	6,670	6,691	-0.3%	24,367	24,224	0.6%
Average available beds	6,498	6,519	-0.3%	24,280	24,124	0.6%
Patient days	1,601,579	1,576,074	1.6%	6,446,651	6,336,927	1.7%
Average daily census	4,375.9	4,318.0	1.3%	17,613.8	17,361.4	1.5%
Occupancy-licensed beds	65.6%	64.5%	1.7%	72.3%	71.7%	0.9%
Occupancy-available beds	67.3%	66.2%	1.7%	72.5%	72.0%	0.8%
Admissions	331,415	322,218	2.9%	476,584	472,307	0.9%
Length of stay	4.8	4.9	-1.9%	13.5	13.4	0.6%

Inpatient revenue	$50,010,778	$44,687,035	11.9%	$11,129,548	$10,648,996	4.5%
Outpatient revenue	34,198,778	29,858,874	14.5%	1,118,336	1,087,595	2.8%
Total patient revenue	84,209,556	74,545,909	13.0%	12,247,884	11,736,591	4.4%
Other revenue	998,650	948,994	5.2%	330,977	303,546	9.0%
Gross revenue	85,208,206	75,494,903	12.9%	12,578,861	12,040,137	4.5%
Total deductions	76,285,879	67,413,501	13.2%	5,683,810	5,849,216	-2.8%
Net revenue	$8,922,327	$8,081,402	10.4%	$6,895,051	$6,190,921	11.4%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/24	12/31/23	% change	12/31/24	12/31/23	% change

Hospitals owned and leased	27	27	0.0%	330	330	0.0%
Average licensed beds	6,657	6,644	0.2%	24,165	24,000	0.7%
Average available beds	6,485	6,472	0.2%	24,065	23,900	0.7%
Patient days	1,600,445	1,569,792	2.0%	6,397,790	6,277,015	1.9%
Average daily census	4,372.8	4,300.8	1.7%	17,480.3	17,197.3	1.6%
Occupancy-licensed beds	65.7%	64.7%	1.5%	72.3%	71.7%	1.0%
Occupancy-available beds	67.4%	66.5%	1.5%	72.6%	72.0%	0.9%
Admissions	331,113	321,155	3.1%	472,798	468,260	1.0%
Length of stay	4.8	4.9	-2.0%	13.5	13.4	0.7%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2025 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2025
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$17,020,000		$17,364,000

Net income attributable to UHS (a)	$1,199,798		$1,297,005

Depreciation and amortization	639,574		639,574
Interest expense	150,253		150,253
Other (income) expense, net	(9,902)		(9,902)
Provision for income taxes	376,809		407,338
Adjusted EBITDA net of NCI (b)	$2,356,532	13.8%	$2,484,268	14.3%

Net income attributable to UHS, per diluted share (a)	$18.45		$19.95

Shares used in computing diluted earnings per share	65,017		65,017

(a) Forecasted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m), and other potential material items including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Forecasted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.